Exhibit 99.1

CVR Partners Reports Third Quarter 2022 Results
and Announces a Cash Distribution of $1.77

SUGAR LAND, Texas (October 31, 2022) – CVR Partners, LP (“CVR Partners” or the “Partnership”) (NYSE: UAN), a manufacturer of ammonia and urea ammonium nitrate (“UAN”) solution fertilizer products, today announced a net loss of $20 million, or $1.87 per common unit, on net sales of $156 million for the third quarter of 2022, compared to net income of $35 million, or $3.28 per common unit, on net sales of $145 million for the third quarter of 2021. EBITDA was $10 million for the third quarter of 2022, compared to EBITDA of $64 million for the third quarter of 2021.

“CVR Partners successfully completed turnarounds at both of its nitrogen fertilizer production facilities in the third quarter of 2022 and addressed a number of issues that had impacted reliability at the facilities during the past 12 months,” said Mark Pytosh, Chief Executive Officer of CVR Partners’ general partner. “As a result, we are now posting record operating rates at both plants and are pleased to announce a quarterly distribution of $1.77 per unit.

“Industry conditions remain strong, driven by attractive farmer economics in the United States and European imports of nitrogen fertilizer,” Pytosh said. “We expect these conditions to continue into the 2023 spring planting season.”

Consolidated Operations

For the third quarter of 2022, CVR Partners’ average realized gate prices for UAN showed an improvement over the prior year, up 42 percent to $433 per ton, and ammonia was up 65 percent over the prior year to $837 per ton. Average realized gate prices for UAN and ammonia were $305 and $507 per ton, respectively, for the third quarter of 2021.

CVR Partners’ fertilizer facilities produced a combined 114,000 tons of ammonia during the third quarter of 2022, of which 36,000 net tons were available for sale while the rest was upgraded to other fertilizer products, including 184,000 tons of UAN. In the third quarter of 2021, the fertilizer facilities produced 205,000 tons of ammonia, of which 65,000 net tons were available for sale while the remainder was upgraded to other fertilizer products, including 314,000 tons of UAN. These decreases were due to the planned turnarounds at both fertilizer facilities during the third quarter of 2022.

Distributions

CVR Partners also announced that on October 31, 2022, the Board of Directors of the Partnership’s general partner (the “Board”) declared a third quarter 2022 cash distribution of $1.77 per common unit, which will be paid on November 21, 2022, to common unitholders of record as of November 14, 2022.

CVR Partners is a variable distribution master limited partnership. As a result, its distributions, if any, will vary from quarter to quarter due to several factors, including, but not limited to, its operating performance, fluctuations in the prices received for its finished products, maintenance capital expenditures, use of cash and cash reserves deemed necessary or appropriate by the Board.

Third Quarter 2022 Earnings Conference Call

CVR Partners previously announced that it will host its third quarter 2022 Earnings Conference Call on Tuesday, November 1, at 11 a.m. Eastern. The Earnings Conference Call may also include discussion of the Partnership’s developments, forward-looking information and other material information about business and financial matters.

The third quarter 2022 Earnings Conference Call will be webcast live and can be accessed on the Investor Relations section of CVR Partners’ website at www.CVRPartners.com. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8029. The webcast will be archived and available for 14 days at https://edge.media-server.com/mmc/p/d34knpg9. A repeat of the call also can be accessed for 14 days by dialing (877) 660-6853, conference ID 13733764.

Qualified Notice
This release serves as a qualified notice to nominees and brokers as provided for under Treasury Regulation Section 1.1446-4(b). Please note that 100 percent of CVR Partners’ distributions to foreign investors are attributable to income that is effectively connected with a United States trade or business. Accordingly, CVR Partners’ distributions to foreign investors are subject to federal income tax withholding at the highest effective tax rate.

Forward-Looking Statements
This news release contains forward-looking statements. Statements concerning current estimates, expectations and projections about future results, performance, prospects, opportunities, plans, actions and events and other statements, concerns, or matters that are not historical facts are “forward-looking statements,” as that term is defined under the federal securities laws. These forward-looking statements include, but are not limited to, statements regarding future: timing of turnaround projects and the impact thereof on operating rates and results; reliability of our plants, including the impacts thereto; global fertilizer industry conditions, including the strength, drivers and duration thereof; farm economics and nitrogen fertilizer pricing, including the drivers thereof; European imports of nitrogen fertilizer; shipments of nitrogen fertilizer; nitrogen fertilizer demand; realized gate prices for ammonia and UAN; ammonia production levels, including volumes upgraded to other fertilizer products such as UAN; distributions, including the timing, payment and amount (if any) thereof; unit repurchase programs (if any), including the timing and cost thereof; our evaluation of opportunities to reduce our carbon footprint; continued safe and reliable operations; operating performance, finished product pricing, costs and capital expenditures, including management thereof; cash flow, use of cash and reserves; EBITDA; 45Q credits (if any) including the amount, timing and receipt thereof; weather conditions, including the impact thereof on our business; natural gas and global energy costs; exports; and other matters. You can generally identify forward-looking statements by our use of forward-looking terminology such as “outlook,” “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. Investors are cautioned that various factors may affect these forward-looking statements, including (among others) the health and economic effects of the COVID-19 pandemic and any variant thereof, the rate of any economic improvements, impacts of planting season on our business, general economic and business conditions, including increasing interest rates and inflation or a potential recession, political disturbances, geopolitical instability and tensions, and associated changes in global trade policies and economic sanctions, including, but not limited to, in connection with the Russia-Ukraine conflict, and other risks. For additional discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other Securities and Exchange Commission (“SEC”) filings. These and other risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this news release are made only as of the date hereof. CVR Partners disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Partners, LP
Headquartered in Sugar Land, Texas, CVR Partners, LP is a Delaware limited partnership focused on the production, marketing and distribution of nitrogen fertilizer products. It primarily produces urea ammonium nitrate (UAN) and ammonia, which are predominantly used by farmers to improve the yield and quality of their crops. CVR Partners’ Coffeyville, Kansas, nitrogen fertilizer manufacturing facility includes a 1,300 ton-per-day ammonia unit, a 3,000 ton-per-day UAN unit and a dual-train gasifier complex having a capacity of 89 million standard cubic feet per day of hydrogen. CVR Partners’ East Dubuque, Illinois, nitrogen fertilizer manufacturing facility includes a 1,075 ton-per-day ammonia unit and a 1,100 ton-per-day UAN unit.

Investors and others should note that CVR Partners may announce material information using SEC filings, press releases, public conference calls, webcasts and the Investor Relations page of its website. CVR Partners may use these channels to distribute material information about the Partnership and to communicate important information about the Partnership, corporate initiatives and other matters. Information that CVR Partners posts on its website could be deemed material; therefore, CVR Partners encourages investors, the media, its customers, business partners and others interested in the Partnership to review the information posted on its website.

For further information, please contact:

Investor Relations
Richard Roberts
CVR Partners, LP
(281) 207-3205
InvestorRelations@CVRPartners.com

Media Relations
Brandee Stephens
CVR Partners, LP
(281) 207-3516
MediaRelations@CVRPartners.com

Non-GAAP Measures

Our management uses certain non-GAAP performance measures, and reconciliations to those measures, to evaluate current and past performance and prospects for the future to supplement our financial information presented in accordance with accounting principles generally accepted in the United States (“GAAP”). These non-GAAP financial measures are important factors in assessing our operating results and profitability and include the performance and liquidity measures defined below.

The following are non-GAAP measures we present for the period ended September 30, 2022:

EBITDA - Net income (loss) before (i) interest expense, net, (ii) income tax expense (benefit) and (iii) depreciation and amortization expense.

Adjusted EBITDA - EBITDA adjusted for certain significant non-cash items and items that management believes are not attributable to or indicative of our on-going operations or that may obscure our underlying results and trends.

Reconciliation of Net Cash Provided By Operating Activities to EBITDA - Net cash provided by operating activities reduced by (i) interest expense, net, (ii) income tax expense (benefit), (iii) change in working capital, and (iv) other non-cash adjustments.

Available Cash for Distribution - EBITDA for the quarter excluding non-cash income or expense items (if any), for which adjustment is deemed necessary or appropriate by the Board in its sole discretion, less (i) reserves for maintenance capital expenditures, debt service and other contractual obligations, and (ii) reserves for future operating or capital needs (if any), in each case, that the Board deems necessary or appropriate in its sole discretion. Available cash for distribution may be increased by the release of previously established cash reserves, if any, and other excess cash, at the discretion of the Board.

We present these measures because we believe they may help investors, analysts, lenders, and ratings agencies analyze our results of operations and liquidity in conjunction with our U.S. GAAP results, including, but not limited to, our operating performance as compared to other publicly traded companies in the fertilizer industry, without regard to historical cost basis or financing methods, and our ability to incur and service debt and fund capital expenditures. Non-GAAP measures have important limitations as analytical tools because they exclude some, but not all, items that affect net earnings and operating income. These measures should not be considered substitutes for their most directly comparable U.S. GAAP financial measures. Refer to the “Non-GAAP Reconciliations” included herein for reconciliation of these amounts. Due to rounding, numbers presented within this section may not add or equal to numbers or totals presented elsewhere within this document.

Factors Affecting Comparability of Our Financial Results

Our historical results of operations for the periods presented may not be comparable with prior periods or to our results of operations in the future for the reasons discussed below.

Coffeyville Facility - A planned turnaround at the Coffeyville Facility commenced in July 2022 and was completed in mid-August 2022. For the three and nine months ended September 30, 2022, we incurred turnaround expense of $11.6 million and $12.0 million, respectively, related to this turnaround. For the three and nine months ended September 30, 2021, we incurred turnaround expense of $0.3 million and $0.4 million, respectively, related to planning for the Coffeyville Facility’s 2022 turnaround.

East Dubuque Facility - A planned turnaround at the East Dubuque Facility commenced in August 2022 and was completed in mid-September 2022. For the three and nine months ended September 30, 2022, we incurred turnaround expense of $19.6 million and $20.9 million, respectively, related to this turnaround. For the three and nine months ended September 30, 2021, we incurred turnaround expense of $0.2 million and $0.3 million, respectively, related to planning for the East Dubuque Facility’s 2022 turnaround.

CVR Partners, LP
(all information in this release is unaudited)

Consolidated Statement of Operations Data

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands, except per unit data)	2022	2021	2022	2021
Net sales (1)	$156,478	$144,715	$623,352	$343,660
Operating costs and expenses:
Cost of materials and other	29,081	26,114	100,311	69,974
Direct operating expenses (exclusive of depreciation and amortization)	109,103	48,260	218,187	138,626
Depreciation and amortization	22,127	17,406	62,813	52,648
Cost of sales	160,311	91,780	381,311	261,248
Selling, general and administrative expenses	8,104	6,619	23,857	19,310
Loss on asset disposal	—	—	267	477
Operating (loss) income	(11,937)	46,316	217,917	62,625
Other (expense) income:
Interest expense, net	(7,897)	(11,313)	(26,241)	(50,564)
Other income, net	54	26	163	4,623
(Loss) Income before income tax expense	(19,780)	35,029	191,839	16,684
Income tax expense	29	—	404	19
Net (loss) income	$(19,809)	$35,029	$191,435	$16,665

Basic and diluted (loss) earnings per unit	$(1.87)	$3.28	$18.06	$1.56
Distributions declared per unit data	10.05	1.72	17.55	1.72

EBITDA*	$10,244	$63,748	$280,893	$119,896
Available Cash for Distribution*	18,706	31,292	148,747	40,601

Weighted-average common units outstanding:
Basic and Diluted	10,570	10,681	10,601	10,686

*See “Non-GAAP Reconciliations” section below for a reconciliation of these amounts.
(1)    Below are the components of net sales:

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Components of net sales:
Fertilizer sales	$147,270	$133,030	$588,996	$311,898
Freight in revenue	7,441	9,249	26,512	24,234
Other	1,767	2,436	7,844	7,528
Total net sales	$156,478	$144,715	$623,352	$343,660

Selected Balance Sheet Data

(in thousands)	September 30, 2022	December 31, 2021
Cash and cash equivalents	$119,041	$112,516
Working capital	57,548	100,385
Total assets	1,082,568	1,127,058
Total debt, including current portion	546,678	610,642
Total liabilities	747,415	784,860
Total partners’ capital	335,153	342,198

Selected Cash Flow Data

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Net cash flow provided by (used in):
Operating activities	$88,624	$97,289	$304,235	$120,268
Investing activities	(19,671)	(4,862)	(33,401)	(10,206)
Financing activities	(106,224)	(34,577)	(264,309)	(39,952)
Net (decrease) increase in cash and cash equivalents	$(37,271)	$57,850	$6,525	$70,110

Capital Expenditures

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Maintenance	$25,543	$2,484	$38,652	$7,423
Growth	49	4,187	602	6,104
Total capital expenditures	$25,592	$6,671	$39,254	$13,527

Key Operating Data

Ammonia Utilization (1)
	Three Months Ended September 30,		Nine Months Ended September 30,
(percent of capacity utilization)	2022	2021	2022	2021
Consolidated	52%	94%	76%	93%

(1)Reflects our ammonia utilization rates on a consolidated basis. Utilization is an important measure used by management to assess operational output at each of the Partnership’s facilities. Utilization is calculated as actual tons produced divided by capacity. We present our utilization for the three and nine months ended September 30, 2022 and 2021 and take into account the impact of our current turnaround cycles on any specific period. Additionally, we present utilization solely on ammonia production rather than each nitrogen product as it provides a comparative baseline against industry peers and eliminates the disparity of plant configurations for upgrade of ammonia into other nitrogen products. With our efforts being primarily focused on ammonia upgrade capabilities, this measure provides a meaningful view of how well we operate.

Sales and Production Data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Consolidated sales (thousand tons):
Ammonia	27	52	118	164
UAN	275	322	884	931

Consolidated product pricing at gate (dollars per ton): (1)
Ammonia	$837	$507	$1,062	$416
UAN	433	305	496	240

Consolidated production volume (thousand tons):
Ammonia (gross produced) (2)	114	205	494	610
Ammonia (net available for sale) (2)	36	65	137	205
UAN	184	314	832	920

Feedstock:
Petroleum coke used in production (thousand tons)	74	129	298	390
Petroleum coke (dollars per ton)	$51.54	$50.35	$52.68	$43.23
Natural gas used in production (thousands of MMBtu) (3)	1,120	2,043	4,817	6,079
Natural gas used in production (dollars per MMBtu) (3)	$7.19	$4.29	$6.65	$3.48
Natural gas in cost of materials and other (thousands of MMBtu) (3)	1,330	1,786	4,566	5,436
Natural gas in cost of materials and other (dollars per MMBtu) (3)	$7.84	$3.78	$6.40	$3.27

(1)Product pricing at gate represents sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.
(2)Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into other fertilizer products. Net tons available for sale represent ammonia available for sale that was not upgraded into other fertilizer products.
(3)The feedstock natural gas shown above does not include natural gas used for fuel. The cost of fuel natural gas is included in direct operating expense.

Key Market Indicators

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Ammonia — Southern plains (dollars per ton)	$934	$623	$1,149	$543
Ammonia — Corn belt (dollars per ton)	1,048	659	1,275	594
UAN — Corn belt (dollars per ton)	496	352	581	317

Natural gas NYMEX (dollars per MMBtu)	$7.95	$4.32	$6.70	$3.35

Q4 2022 Outlook

The table below summarizes our outlook for certain operational statistics and financial information for the fourth quarter of 2022. See “Forward-Looking Statements” above.

	Q4 2022
	Low	High
Ammonia utilization rates
Consolidated	93%	98%
Coffeyville Facility	92%	97%
East Dubuque Facility	95%	100%

Direct operating expenses (in millions) (1)	$60	$70
Capital expenditures (in millions) (2)	$5	$10

(1)Direct operating expenses are shown exclusive of depreciation and amortization, turnaround expenses, and impacts of inventory adjustments.
(2)Capital expenditures is disclosed on an accrual basis.

Non-GAAP Reconciliations:

Reconciliation of Net (Loss) Income to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,			Nine Months Ended September 30,
(in thousands)	2022		2021	2022	2021
Net (loss) income	$(19,809)	0	$35,029	$191,435	$16,665
Interest expense, net	7,897		11,313	26,241	50,564
Income tax expense	29		—	404	19
Depreciation and amortization	22,127		17,406	62,813	52,648
EBITDA and Adjusted EBITDA	$10,244		$63,748	$280,893	$119,896

Reconciliation of Net Cash Provided By Operating Activities to EBITDA and Adjusted EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
Net cash provided by operating activities	$88,624	$97,289	$304,235	$120,268
Non-cash items:
Loss on extinguishment of debt	—	(536)	(628)	(8,299)
Share-based compensation	(7,273)	(5,488)	(18,626)	(15,459)
Other	(167)	(334)	(1,125)	(3,142)
Adjustments:
Interest expense, net	7,897	11,313	26,241	50,564
Income tax expense	29	—	404	19
Change in assets and liabilities	(78,866)	(38,496)	(29,608)	(24,055)
EBITDA and Adjusted EBITDA	$10,244	$63,748	$280,893	$119,896

Reconciliation of EBITDA to Available Cash for Distribution

	Three Months Ended September 30,		Nine Months Ended September 30,
(in thousands)	2022	2021	2022	2021
EBITDA	$10,244	$63,748	$280,893	$119,896
Current (reserves) adjustments for amounts related to:
Net cash interest expense (excluding capitalized interest)	(8,467)	(10,637)	(26,267)	(40,357)
Debt service	—	(15,000)	(65,000)	(15,000)
Financing fees	—	(1,382)	(815)	(4,627)
Maintenance capital expenditures	(25,543)	(2,484)	(38,652)	(7,423)
Utility pass-through	(675)	543	(2,025)	4,688
Common units repurchased	—	—	(12,397)	(529)
Other (reserves) releases:
Reserve for recapture of prior negative available cash	—	—	—	(14,980)
Future turnaround	—	(3,496)	(16,750)	(6,375)
Cash reserves for future operating needs	15,000	—	—	5,308
Reserve for maintenance capital expenditures	28,147	—	29,760	—
Available Cash for distribution (1) (2)	$18,706	$31,292	$148,747	$40,601

Common units outstanding	10,570	10,681	10,570	10,681

(1)Amount represents the cumulative available cash based on quarter-to-date and year-to-date results. However, available cash for distribution is calculated quarterly, with distributions (if any) being paid in the period following declaration.
(2)The Partnership declared and paid a $5.24, $2.26, and $10.05 cash distribution related to the fourth quarter of 2021, first quarter of 2022, and second quarter of 2022, respectively, and declared a cash distribution of $1.77 per common unit related to the third quarter of 2022 to be paid in November 2022.